Exhibit 5.1
[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]
June 7, 2006
USN Corporation
5215 North O’Connor, Suite 200
Irving, TX 76039

Re:	USN Corporation
Registration Statement on Form S-8
Ladies and Gentlemen:
     We have participated in the preparation of the Registration Statement on Form S-8 (the “Registration Statement”), of USN Corporation, a Colorado corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), which have been reserved for issuance from time to time pursuant to awards to be granted pursuant to the USN Corporation 2006 Equity Compensation Plan (the “Plan”).
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued against payment therefore and in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

GIBSON, DUNN & CRUTCHER LLP